(Exhibit 23.1)


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


The Board of Directors
CSC Holdings, Inc.:

We consent to the incorporation by reference in the registration statement on Amendment No. 1 to Form S-4 of CSC Holdings, Inc. that covers the exchange of 8 1/8% Series B Senior Notes due 2009 for 8 1/8% Senior Notes due 2009 of our report dated March 12, 1999, relating to the consolidated financial statements and schedule of CSC Holdings, Inc. and subsidiaries as of December 31, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1998, which report appears in the December 31, 1998 combined annual report on Form 10-K of CSC Holdings, Inc. and Cablevision Systems Corporation, and to the references to our firm under the heading "Selected Financial Data" and "Experts" in the registration statement.


                                                  /s/KPMG LLP
                                                  KPMG LLP

Melville, New York
August 11, 1999